Filed Pursuant to Rule 433

Registration No. 333-238243

Dated: May 6, 2021

Banco Santander, S.A.

€750,000,000 4.125% Non-Step Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities

Indicative Terms and Conditions as of 6 May 2021

Proprietary & Confidential

Issuer:	Banco Santander, S.A. (“Banco Santander”)

Legal Entity Identifier:	5493006QMFDDMYWIAM13

Issuer Rating:[1]	A2 Stable /A Negative /A- Negative (Moody’s/S&P/Fitch)

Instrument Rating:[1]	Ba1 (Moody’s) (expected)

Instrument:	Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (the “Euro Notes”)

Series Number:	11

Principal amount:	€750,000,000

Form of Issuance:	SEC Registered

Ranking:	Unless previously converted into Common Shares as set forth in “Description of the Notes—Conversion Upon Trigger Event” in the preliminary prospectus supplement, the payment obligations of Banco Santander under the Euro Notes constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of Banco Santander according to Article 281.1.2º of the Spanish Insolvency Law and, in accordance with Additional Provision 14.3º of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander, for so long as the obligations of Banco Santander in respect of the Euro Notes constitute Additional Tier 1 Instruments, rank: (i) pari passu among themselves and with (a) all other claims in respect of any outstanding Additional Tier 1 Instruments and (b) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with Banco Santander’s obligations under Additional Tier 1 Instruments; (ii) junior to (a) any unsubordinated obligations (créditos ordinarios) of Banco Santander, (b) any obligations of Banco Santander in respect of Tier 2 Instruments and (c) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to Banco Santander’s obligations under Additional Tier 1 Instruments; and (iii) senior to (a) any claims for the liquidation amount of the Common Shares and (b) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to Banco Santander’s obligations under Additional Tier 1 Instruments.

[1]

Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the Euro Notes. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.

Maturity:	Perpetual

Currency:	Euro (“€”)

Pricing Date:	6 May 2021

Settlement Date:[2]	12 May 2021 (T+4)

Reset Date:	12 May 2028 (the “Euro Notes First Reset Date”) and each subsequent date falling on the fifth anniversary of the preceding reset date

Benchmark:	-0.122% 7-year Mid-Swap

Spread to benchmark:	MS+431.1bps

Benchmark Yield:	-0.122%

Re-offer yield:	4.125% quarterly

4.189% p.a.

Initial Margin:	431.1bp

Price to Public:	100.000%

Underwriting Discount:	1.000%

Proceeds to Banco Santander (before Expenses):	99.000% (€742,500,000)

Expenses (excluding the Underwriting Discount):	€210,000.00

Net Proceeds (after Underwriting Discount and including Expenses):	€742,710,000

Distribution Payment Dates:	Quarterly in arrears on 12 February, 12 May, 12 August and 12 November in each year, commencing on 12 August 2021.

Distributions:	Euro Notes Distributions will accrue (i) in respect of the period from (and including) the Closing Date to (but excluding) the Euro Notes First Reset Date at the rate of 4.125% per annum, and (ii) in respect of each Euro Notes Reset Period, at the rate per annum, converted to a quarterly rate in accordance with market convention, equal to the aggregate of the Euro Notes Initial Margin (4.311% per annum) and the 5-year Mid-Swap Rate for such Euro Notes Reset Period. Such Euro Notes Distributions will be payable quarterly in arrears on each Distribution Payment Date.

5-year Mid-Swap Rate:	In relation to a Euro Notes Reset Date and the Euro Notes Reset Period commencing on that Euro Notes Reset Date, (a) the rate for the Euro Notes Reset Date of the annual mid-swap rate for euro swap transactions maturing on the last day of such Euro Notes Reset Period, expressed as a percentage, which appears on the Screen Page under the heading “EURIBOR BASIS—EUR” and above the caption “11AM FRANKFURT” as of 11.00 a.m. (CET) on the Reset Determination Date; or (b) if such rate does

[2]

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Euro Notes more than two business days prior to the delivery of the Euro Notes will be required to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors.

not appear on the Screen Page at such time on such Reset Determination Date, the Reset Reference Bank Rate for such Euro Notes Reset Period unless a Benchmark Event has occurred, in which case the benchmark discontinuation provisions apply.

“5-year Mid-Swap Rate Quotations” means the arithmetic mean of the bid and offered rates for the annual fixed leg (calculated on a 30/360 day count basis) of a fixed-for-floating euro interest rate swap transaction which (a) has a term of 5 years commencing on the relevant Euro Notes Reset Date; and (b) is in an amount that is representative for a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market, where the floating leg (calculated on an Actual/360 day count basis) is equivalent to six-month EURIBOR.

“Reset Reference Bank Rate” means, in relation to a Euro Notes Reset Date and the Euro Notes Reset Period commencing on that Euro Notes Reset Date, the percentage determined on the basis of the 5-year Mid-Swap Rate Quotations provided by the Reference Banks at approximately 11.00 a.m. (CET) on the Reset Determination Date for such Euro Notes Reset Date. If three or more quotations are provided, the Reset Reference Bank Rate for such Euro Notes Reset Period will be the percentage reflecting the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two quotations are provided, it will be the arithmetic mean of the quotations provided. If only one quotation is provided, it will be the quotation provided. If no quotations are provided, the Reset Reference Bank Rate for the Euro Notes Reset Period will be (i) in the case of each Euro Notes Reset Period other than the Euro Notes Reset Period commencing on the Euro Notes First Reset Date, the 5-year Mid-Swap Rate in respect of the immediately preceding Euro Notes Reset Period or (ii) in the case of the Euro Notes Reset Period commencing on the Euro Notes First Reset Date, -0.283% per annum.

“Screen Page” means the display page on the relevant Reuters information service designated as (a) in the case of the 5-year Mid-Swap Rate, the “ICESWAP2” page or (b) in the case of EURIBOR, the “EURIBOR01” page, or in each case such other page as may replace that page on that information service, or on such other equivalent information service as may be nominated by the person providing or sponsoring such information, for the purpose of displaying equivalent or comparable rates to the 5-year Mid-Swap Rate or EURIBOR, as applicable.

Day Count Fraction:	Actual/Actual

Business Days:	Following, unadjusted

Payment Business Days:	New York City, London and Madrid

Liquidation Preference:	€200,000 per Euro Note

Distributions Discretionary and Restrictions on Payments:	Banco Santander has full discretion to cancel Euro Notes Distributions in whole or in part at any time. Euro Notes Distributions on the Euro Notes will be non-cumulative.

Payments of Euro Notes Distributions in any financial year of Banco Santander shall be made only out of Available Distributable Items.

To the extent that Banco Santander (i) has insufficient Available Distributable Items; and/or (ii) is required by the Regulator, in accordance with Applicable Banking Regulations, to cancel the relevant Euro Notes Distribution in whole or in part, then Banco Santander will, without prejudice to the right to cancel at its discretion the payment of any such Euro Notes Distributions on the Euro Notes at any time, make partial or, as the case may be, no payment of the relevant Euro Notes Distribution on the Euro Notes.

No Euro Notes Distribution will be made on the Euro Notes until the Maximum Distributable Amount (if required) is calculated and if and to the extent that such payment would cause the Maximum Distributable Amount (if any) then applicable to Banco Santander and/or the Group to be exceeded. No payment will be made on the Euro Notes (whether by way of a repayment of the Liquidation Preference, the payment of any Euro Notes Distribution or otherwise) if and to the extent that such payment would cause a breach of any regulatory restriction or prohibition on payments on Additional Tier 1 Instruments pursuant to Applicable Banking Regulations (including, without limitation, any such restriction or prohibition relating to any Maximum Distributable Amount applicable to Banco Santander and/or the Group).

Optional Redemption:	The Euro Notes may be redeemed, in whole but not in part, at the option of Banco Santander on (i) any calendar day during the six-month period commencing on (and including) November 12, 2027 to (and including) the Euro Notes First Reset Date and (ii) any Distribution Payment Date thereafter, at the Redemption Price, and subject to the prior consent of the relevant Regulator in accordance with Applicable Banking Regulations.

Redemption Price:	Per note, the Liquidation Preference, plus, if applicable, where not cancelled pursuant to, or otherwise subject to the limitations on payment, an amount equal to the accrued and unpaid Euro Notes Distributions for the then current Distribution Period to (but excluding) the date fixed for redemption of the Euro Notes.

Redemption Due to a Capital Event:	Upon the occurrence of a Capital Event, the Euro Notes are also redeemable on or after the Closing Date at the option of Banco Santander, in whole but not in part, at any time, at the Redemption Price, and subject to the prior consent of the relevant Regulator if and as required under Applicable Banking Regulations and in accordance with Applicable Banking Regulations.

Capital Event:	Means a change in Spanish law, Applicable Banking Regulations or any change in the application or official interpretation thereof that results or is likely to result in any outstanding aggregate Liquidation Preference of the Euro Notes ceasing to be included in, or counting towards, the Group’s or Banco Santander’s Tier 1 Capital.

Redemption Due to a Tax Event:	Upon the occurrence of a Tax Event, the Euro Notes may be redeemed on or after the Closing Date at the option of Banco Santander, in whole but not in part, at any time, at the Redemption Price, and subject to the prior consent of the relevant Regulator if and as required under Applicable Banking Regulations and in accordance with Applicable Banking Regulations.

Tax Event:	Means that, as a result of any change in the laws or regulations of Spain or in either case of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the Closing Date, (a) Banco Santander would not be entitled to claim a deduction in computing taxation liabilities in Spain in respect of any Euro Notes Distribution to be made on the next Distribution Payment Date or the value of such deduction to Banco Santander would be materially reduced, or (b) Banco Santander would be required to pay Additional Amounts, or (c) the applicable tax treatment of the Euro Notes changes in a material way that was not reasonably foreseeable at the Closing Date.

Substitution / Variation:	If a Capital Event or a Tax Event occurs and is continuing, Banco Santander may substitute all (but not some) of the Euro Notes or modify the terms of all (but not some) of the Euro Notes, without any requirement for the consent or approval of the holders of the Euro Notes, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to providing the requisite notice to holders of the Euro Notes and obtaining Regulator consent if and as required under Applicable Banking Regulations and in accordance with Applicable Banking Regulations.

Qualifying Notes:	At any time, any securities issued directly by Banco Santander that have terms not otherwise materially less favorable to the holders of the Euro Notes than the terms of the Euro Notes.

For further terms, cf. preliminary prospectus supplement.

Agreement and acknowledgement of Statutory Bail-In:	By its acquisition of any Euro Notes, each holder (including each holder of a beneficial interest in the Euro Notes) acknowledges, accepts, consents to and agrees to be bound by the terms of the Euro Notes related to the exercise of the Spanish Bail-In Power.

Agreement and acknowledgment of Subordination Provisions:	Banco Santander agrees with respect to the Euro Notes and each holder of Euro Notes, by his or her acquisition of a Euro Note, will be deemed to have agreed to the subordination provisions described in the preliminary prospectus supplement. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the Euro Notes. In addition, each holder of Euro Notes by his or her acquisition of the Euro Notes authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the Euro Notes as provided in the Base Indenture as supplemented by the First Supplemental Indenture and as summarized herein and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

Trigger Event:	If, at any time, the CET1 ratio of Banco Santander or the Group calculated in accordance with Applicable Banking Regulations is less than 5.125%, as determined by Banco Santander or the Regulator.

Conversion:	In the event of the occurrence of the Trigger Event, the Euro Notes are mandatorily and irrevocably convertible into newly issued Common Shares at the Conversion Price.

Conversion Price:	If the Common Shares are (a) then admitted to trading on a Relevant Stock Exchange, the higher of: (i) the Current Market Price of a Common Share; (ii) the Floor Price; and (iii) the nominal value of a Common Share at the time of conversion (being EUR0.50 on the Settlement Date); in each case on the Trigger Event Notice Date; or (b) not then admitted to trading on a Relevant Stock Exchange, the higher of (ii) and (iii) above.

Floor price:	€2.129 per Common Share, 66% of share price at 5th May 2021 closing. The Floor Price is subject to certain anti-dilution adjustments.

Pre-emptive Rights:	The Euro Notes do not grant holders pre-emption rights in respect of any possible future issues of Parity Securities or any other securities by Banco Santander or any Subsidiary.

Waiver of Set-Off:	Subject to applicable law, neither any holder or beneficial owner of the Euro Notes nor the Trustee acting on behalf of the holders of the Euro Notes may exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by Banco Santander in respect of, or arising under, or in connection with, the Euro Notes or the Base Indenture and the First Supplemental Indenture and each holder and beneficial owner of the Euro Notes, by virtue of its holding of any Euro Notes or any interest therein, and the Trustee acting on behalf of such holders, shall be deemed to have waived all such rights of set-off, netting, compensation or retention. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a Euro Note or any interest therein by Banco Santander in respect of, or arising under, the Euro Notes are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to Banco Santander (or, if a Liquidation Event shall have occurred, the liquidator or administrator of Banco Santander, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for Banco Santander (or the liquidator or administrator of Banco Santander, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Enforcement Events and Remedies:	There are no events of default under the Euro Notes. In addition, under the terms of the Base Indenture, as supplemented by the First Supplemental Indenture, neither the Trigger Conversion nor the exercise of the Bail-in Power by the Relevant Resolution Authority or any action in compliance therewith will be an Enforcement Event. The Euro Notes are perpetual securities in respect of which there is no fixed redemption date or maturity date. Holders of the Euro Notes may not require any redemption of the Euro Notes at any time.

U.S. Federal Income Tax Considerations:	For a discussion of the material U.S. federal income tax considerations for the ownership and disposition of the Euro Notes by U.S. investors, see “Taxation—U.S. Federal Income Tax Considerations—Taxation of Contingent Convertible Capital Securities” in the base prospectus and in the prospectus supplement. That discussion does not describe all of the tax consequences that may be relevant in the light of a U.S. investor’s particular circumstances.

Listing:	New York Stock Exchange.

Applicable Law:	Law of the State of New York, except that the authorization and execution by Banco Santander of the Base Indenture, the First Supplemental Indenture and the Euro Notes, and certain provisions of the Euro Notes, the Base Indenture and the First Supplemental Indenture related to the subordination of the Euro Notes, as well as the price at which Euro Notes can be issued, certain minimum requirements with respect to the conversion price and the legal regime applicable for the exclusion of the pre-emptive rights shall be governed by and construed in accordance with Spanish law.

Risk Factors:	Investors should read the Risk Factors in the preliminary prospectus supplement dated May 6, 2021 and base prospectus dated May 14, 2020.

Trustee and Principal Paying Agent and Calculation Agent:	The Bank of New York Mellon, London Branch.

Selling Restrictions:	Canada, United Kingdom, Hong Kong, Italy, Japan, People’s Republic of China (excluding Hong Kong, Macau and Taiwan), Republic of Korea, Taiwan, Singapore and Switzerland. No sales in Spain. The Euro Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA and in the United Kingdom.

Target Market:	Manufacturers target market (MIFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as not available to retail in EEA or in the United Kingdom.

Joint Bookrunners:	Banco Santander, S.A., Barclays Bank Ireland PLC, BNP Paribas, BofA Securities Europe SA, Citigroup Global Markets Europe AG, Deutsche Bank Aktiengesellschaft, J.P. Morgan AG and Morgan Stanley Europe SE.

Co-Leads:	Banco Bradesco BBI S.A., Banco de Sabadell, S.A., Danske Markets Inc., Intesa Sanpaolo S.p.A., Standard Chartered Bank AG, UNICAJA BANCO, S.A.

CUSIP / ISIN:	05971K AJ8 / XS2342620924

Banco Santander has filed a registration statement (including a base prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the preliminary prospectus supplement, the base prospectus in that registration statement, and other documents Banco Santander has filed with the SEC for more complete information about Banco Santander and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, you may obtain a copy of the base prospectus and the preliminary prospectus supplement from Banco Santander, S.A. by calling toll free 1-855-403-3636 , Barclays Bank Ireland PLC by calling toll free 1-888-603-5847, BNP Paribas by calling toll free +44 20 7595 8222, BofA Securities Europe SA by calling toll free 1-800-294-1322, Citigroup Global Markets Europe AG by calling toll free 1-800-831-9146, Deutsche Bank Aktiengesellschaft by calling toll free 1-800-503-4611, J.P. Morgan AG by calling collect 1-212 834-4533 and Morgan Stanley Europe SE by calling toll free 1-866-718-1649.

Capitalized terms used but not defined in this term sheet have the meanings set forth in the base prospectus as supplemented by the preliminary prospectus supplement.

The distribution of this termsheet and the offering of the securities to which this termsheet relates (the “Euro Notes”) may be restricted by law in certain jurisdictions and therefore persons into whose possession this termsheet comes should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions could result in a violation of the laws of any such jurisdiction.

PROHIBITION ON MARKETING AND SALES TO RETAIL INVESTORS: The Euro Notes are complex financial instruments with high risk and are not a suitable or appropriate investment for all investors. Each of the Joint Bookrunners has represented and agreed that the offers of the Euro Notes in the European Economic Area (“EEA”) and in the United Kingdom (“UK”) shall only be made to eligible counterparties and professional clients, each as defined in Directive 2014/65/EU on markets in financial instruments (as amended, “MiFID II”) or COBS (each as defined below).

Investors in Hong Kong should not purchase the Euro Notes in the primary or secondary markets unless they are professional investors (as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and its subsidiary legislation, “Professional Investors”) only and understand the risks involved. The Euro Notes are generally not suitable for retail investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS: The Euro Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document (KID) required by Regulation (EU) No 1286/2014 on key information documents for packaged and retail and insurance-based investment products (the “PRIIPs Regulation”) for offering or selling the Euro Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Euro Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

PROHIBITION OF SALES TO UK RETAIL INVESTORS: The Euro Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point

(8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Euro Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Euro Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

MIFID II PRODUCT GOVERNANCE / PROFESSIONAL CLIENTS AND ELIGIBLE COUNTERPARTIES ONLY TARGET MARKET: Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Euro Notes has led to the conclusion that: (i) the target market for the Euro Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Euro Notes to eligible counterparties and professional clients are appropriate. The target market assessment indicates that Euro Notes are incompatible with the needs, characteristic and objectives of clients which have no risk tolerance or are seeking on-demand full repayment of the amounts invested. Any person subsequently offering, selling or recommending the Euro Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment. However, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Euro Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

This termsheet is not an offer of securities or investments for sale nor a solicitation of an offer to buy securities or investments in any jurisdiction where such offer or solicitation would be unlawful. No action has been taken that would permit an offering of the Euro Notes or possession or distribution of this termsheet in any jurisdiction where action for that purpose is required. Persons into whose possession this termsheet comes are required to inform themselves about and to observe any such restrictions.

The joint bookrunners participating in the issue of the Euro Notes (the “Joint Bookrunners”) are acting exclusively for the issuer of the Euro Notes and for no-one else in connection with the book-build and allocation process for the issuance of the Euro Notes. The Joint Bookrunners will not regard any other person (whether or not a recipient of this communication) as a client in relation to the Euro Notes and will not be responsible to anyone other than the issuer for providing the protections afforded to clients of the Joint Bookrunners, nor for providing services and/or advice in connection with the offering of the Euro Notes. Please contact your sales representative if you have any further questions. Information on the Joint Bookrunners fee (as the case may be) in connection with the Euro Notes is available from your usual sales representative upon request.

Filed Pursuant to Rule 433

Registration No. 333-238243

Dated: May 6, 2021

Banco Santander, S.A.

U.S.$1,000,000,000 4.750% Non-Step Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities

Indicative Terms and Conditions as of 6 May 2021

Proprietary & Confidential

Issuer:	Banco Santander, S.A. (“Banco Santander”)

Legal Entity Identifier:	5493006QMFDDMYWIAM13

Issuer Rating:[1]	A2 Stable /A Negative /A- Negative (Moody’s/S&P/Fitch)

Instrument Rating:[1]	Ba1 (Moody’s) (expected)

Instrument:	Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (the “Dollar Notes”)

Series Number:	10

Principal amount:	U.S.$1,000,000,000

Form of Issuance:	SEC Registered

Ranking:	Unless previously converted into Common Shares as set forth in “Description of the Notes—Conversion Upon Trigger Event” in the preliminary prospectus supplement, the payment obligations of Banco Santander under the Dollar Notes constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of Banco Santander according to Article 281.1.2º of the Spanish Insolvency Law and, in accordance with Additional Provision 14.3º of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander, for so long as the obligations of Banco Santander in respect of the Dollar Notes constitute Additional Tier 1 Instruments, rank: (i) pari passu among themselves and with (a) all other claims in respect of any outstanding Additional Tier 1 Instruments and (b) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with Banco Santander’s obligations under Additional Tier 1 Instruments; (ii) junior to (a) any unsubordinated obligations (créditos ordinarios) of Banco Santander, (b) any obligations of Banco Santander in respect of Tier 2 Instruments and (c) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to Banco Santander’s obligations under Additional Tier 1 Instruments; and (iii) senior to (a) any claims for the liquidation amount of the Common Shares and (b) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to Banco Santander’s obligations under Additional Tier 1 Instruments.

[1]

Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the Dollar Notes. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.

Maturity:	Perpetual

Currency:	U.S. dollar (“U.S.$”)

Pricing Date:	6 May 2021

Settlement Date:[2]	12 May 2021 (T+4)

Reset Date:	12 May 2027 (the “Dollar Notes First Reset Date”) and each subsequent date falling on the fifth anniversary of the preceding reset date

Benchmark Treasury:	5 year UST (T 0.750% 30 April 2026) and 7 year UST (T 1.250% 30 April 2028)

Spread to benchmark:	Interpolated 5 year and 7 year rate

Benchmark Treasury Yield:	1.025% (interpolated rate between the 5 year UST rate at 0.795% and the 7 year UST rate at 1.241%)

Re-offer yield:	4.750% quarterly

4.778% s.a.

Initial Margin:	375.3bp

Price to Public:	100.000%

Underwriting Discount:	1.000%

Proceeds to Banco Santander (before Expenses):	99.000% (U.S.$990,000,000)

Distribution Payment Dates:	Quarterly in arrears on 12 February, 12 May, 12 August and 12 November in each year, commencing on 12 August 2021.

Distributions:	Dollar Notes Distributions will accrue (i) in respect of the period from (and including) the Closing Date to (but excluding) the Dollar Notes First Reset Date at the rate of 4.750% per annum, and (ii) in respect of each Dollar Notes Reset Period, at the rate per annum, converted to a quarterly rate in accordance with market convention, equal to the aggregate of the Dollar Notes Initial Margin (3.753% per annum) and the 5-year UST for such Dollar Notes Reset Period. Such Dollar Notes Distributions will be payable quarterly in arrears on each Distribution Payment Date.

5-year UST:	In relation to a Dollar Notes Reset Date and the Dollar Notes Reset Period commencing on that Dollar Notes Reset Date, an interest rate expressed as a percentage determined by the Calculation Agent to be the per annum rate equal to the yield to maturity for U.S. Treasury securities with a maturity of five years as published in the most recent H.15.

“H.15” means the daily statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System under the caption “Treasury constant maturities,” or any successor or replacement publication, as determined by Banco Santander, that establishes yield on actively traded U.S. Treasury securities adjusted to constant maturity, and “most recent H.15” means, in respect of any Reset Period, the H.15 which includes a yield to maturity for U.S. Treasury securities with a maturity of five years published closest in time but prior to the Reset Determination Date.

Day Count Fraction:	30/360

[2]

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Dollar Notes prior to the delivery of the Dollar Notes may be required to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors.

Business Days:	Following, unadjusted

Payment Business Days:	New York City, London and Madrid

Liquidation Preference:	U.S.$200,000 per Dollar Note

Distributions Discretionary and Restrictions on Payments:	Banco Santander has full discretion to cancel Dollar Notes Distributions in whole or in part at any time. Dollar Notes Distributions on the Dollar Notes will be non-cumulative.

Payments of Dollar Notes Distributions in any financial year of Banco Santander shall be made only out of Available Distributable Items.

To the extent that Banco Santander (i) has insufficient Available Distributable Items; and/or (ii) is required by the Regulator, in accordance with Applicable Banking Regulations, to cancel the relevant Dollar Notes Distribution in whole or in part, then Banco Santander will, without prejudice to the right to cancel at its discretion the payment of any such Dollar Notes Distributions on the Dollar Notes at any time, make partial or, as the case may be, no payment of the relevant Dollar Notes Distribution on the Dollar Notes.

No Dollar Notes Distribution will be made on the Dollar Notes until the Maximum Distributable Amount (if required) is calculated and if and to the extent that such payment would cause the Maximum Distributable Amount (if any) then applicable to Banco Santander and/or the Group to be exceeded. No payment will be made on the Dollar Notes (whether by way of a repayment of the Liquidation Preference, the payment of any Dollar Notes Distribution or otherwise) if and to the extent that such payment would cause a breach of any regulatory restriction or prohibition on payments on Additional Tier 1 Instruments pursuant to Applicable Banking Regulations (including, without limitation, any such restriction or prohibition relating to any Maximum Distributable Amount applicable to Banco Santander and/or the Group).

Optional Redemption:	The Dollar Notes may be redeemed, in whole but not in part, at the option of Banco Santander on (i) any calendar day during the six-month period commencing on (and including) November 12, 2026 to (and including) the Dollar Notes First Reset Date and (ii) any Distribution Payment Date thereafter, at the Redemption Price, and subject to the prior consent of the relevant Regulator in accordance with Applicable Banking Regulations.

Redemption Price:	Per note, the Liquidation Preference, plus, if applicable, where not cancelled pursuant to, or otherwise subject to the limitations on payment, an amount equal to the accrued and unpaid Dollar Notes Distributions for the then current Distribution Period to (but excluding) the date fixed for redemption of the Dollar Notes.

Redemption Due to a Capital Event:	Upon the occurrence of a Capital Event, the Dollar Notes are also redeemable on or after the Closing Date at the option of Banco Santander, in whole but not in part, at any time, at the Redemption Price, and subject to the prior consent of the relevant Regulator if and as required under Applicable Banking Regulations and in accordance with Applicable Banking Regulations.

Capital Event:	Means a change in Spanish law, Applicable Banking Regulations or any change in the application or official interpretation thereof that results or is likely to result in any outstanding aggregate Liquidation Preference of the Dollar Notes ceasing to be included in, or counting towards, the Group’s or Banco Santander’s Tier 1 Capital.

Redemption Due to a Tax Event:	Upon the occurrence of a Tax Event, the Dollar Notes may be redeemed on or after the Closing Date at the option of Banco Santander, in whole but not in part, at any time, at the Redemption Price, and subject to the prior consent of the relevant Regulator if and as required under Applicable Banking Regulations and in accordance with Applicable Banking Regulations.

Tax Event:	Means that, as a result of any change in the laws or regulations of Spain or in either case of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the Closing Date, (a) Banco Santander would not be entitled to claim a deduction in computing taxation liabilities in Spain in respect of any Dollar Notes Distribution to be made on the next Distribution Payment Date or the value of such deduction to Banco Santander would be materially reduced, or (b) Banco Santander would be required to pay Additional Amounts, or (c) the applicable tax treatment of the Dollar Notes changes in a material way that was not reasonably foreseeable at the Closing Date.

Substitution / Variation:	If a Capital Event or a Tax Event occurs and is continuing, Banco Santander may substitute all (but not some) of the Dollar Notes or modify the terms of all (but not some) of the Dollar Notes, without any requirement for the consent or approval of the holders of the Dollar Notes, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to providing the requisite notice to holders of the Dollar Notes and obtaining Regulator consent if and as required under Applicable Banking Regulations and in accordance with Applicable Banking Regulations.

Qualifying Notes:	At any time, any securities issued directly by Banco Santander that have terms not otherwise materially less favorable to the holders of the Dollar Notes than the terms of the Dollar Notes.

For further terms, cf. preliminary prospectus supplement.

Agreement and acknowledgment of Statutory Bail-In:	By its acquisition of any Dollar Notes, each holder (including each holder of a beneficial interest in the Dollar Notes) acknowledges, accepts, consents to and agrees to be bound by the terms of the Dollar Notes related to the exercise of the Spanish Bail-In Power.

Agreement and acknowledgement of Subordination Provisions:	Banco Santander agrees with respect to the Dollar Notes and each holder of Dollar Notes, by his or her acquisition of a Dollar Note, will be deemed to have agreed to the subordination provisions described in the preliminary prospectus supplement. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the Dollar Notes. In addition, each holder of Dollar Notes by his or her acquisition of the Dollar Notes authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the Dollar Notes as provided in the Base Indenture as supplemented by the First Supplemental Indenture and as summarized herein and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

Trigger Event:	If, at any time, the CET1 ratio of Banco Santander or the Group calculated in accordance with Applicable Banking Regulations is less than 5.125%, as determined by Banco Santander or the Regulator.

Conversion:	In the event of the occurrence of the Trigger Event, the Dollar Notes are mandatorily and irrevocably convertible into newly issued Common Shares at the Conversion Price.

Conversion Price:	If the Common Shares are (a) then admitted to trading on a Relevant Stock Exchange, the higher of: (i) the Current Market Price of a Common Share, converted into U.S. dollars at the Prevailing Rate; (ii) the Floor Price; and (iii) the nominal value of a Common Share at the time of conversion (being EUR0.50 on the Settlement Date), converted into U.S. dollars at the Prevailing Rate; in each case on the Trigger Event Notice Date; or (b) not then admitted to trading on a Relevant Stock Exchange, the higher of (ii) and (iii) above. For the avoidance of doubt, the conversion into U.S. dollars at the Prevailing Rate described above shall in no circumstances imply that any Common Share will be issued at a price of less than its nominal value expressed in the Share Currency.

Floor price:	USD Floor price: USD 2.555 per common Share, approx. 66% of share price at 5th May 2021 closing. (EUR 3.225; exchange rate of 1.200 USD/EUR, 5th May 2021.)

Pre-emptive Rights:	The Dollar Notes do not grant holders pre-emption rights in respect of any possible future issues of Parity Securities or any other securities by Banco Santander or any Subsidiary.

Waiver of Set-Off:	Subject to applicable law, neither any holder or beneficial owner of the Dollar Notes nor the Trustee acting on behalf of the holders of the Dollar Notes may exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by Banco Santander in respect of, or arising under, or in connection with, the Dollar Notes or the Base Indenture and the First Supplemental Indenture and each holder and beneficial owner of the Dollar Notes, by virtue of its holding of any Dollar Notes or any interest therein, and the Trustee acting on behalf of such holders, shall be deemed to have waived all such rights of set-off, netting, compensation or retention. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a Dollar Note or any interest therein by Banco Santander in respect of, or arising under, the Dollar Notes are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to Banco Santander (or, if a Liquidation Event shall have occurred, the liquidator or administrator of Banco Santander, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for Banco Santander (or the liquidator or administrator of Banco Santander, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Enforcement Events and Remedies:	There are no events of default under the Dollar Notes. In addition, under the terms of the Base Indenture, as supplemented by the First Supplemental Indenture, neither the Trigger Conversion nor the exercise of the Bail-in Power by the Relevant Resolution Authority or any action in compliance therewith will be an Enforcement Event. The Dollar Notes are perpetual securities in respect of which there is no fixed redemption date or maturity date. Holders of the Dollar Notes may not require any redemption of the Dollar Notes at any time.

U.S. Federal Income Tax Considerations:	For a discussion of the material U.S. federal income tax considerations for the ownership and disposition of the Dollar Notes by U.S. investors, see “Taxation—U.S. Federal Income Tax Considerations—Taxation of Contingent Convertible Capital Securities” in the base prospectus and in the prospectus supplement. That discussion does not describe all of the tax consequences that may be relevant in the light of a U.S. investor’s particular circumstances.

Listing:	New York Stock Exchange.

Applicable Law:	Law of the State of New York, except that the authorization and execution by Banco Santander of the Base Indenture, the First Supplemental Indenture and the Dollar Notes, and certain provisions of the Dollar Notes, the Base Indenture and the First Supplemental Indenture related to the subordination of the Dollar Notes, as well as the price at which Dollar Notes can be issued, certain minimum requirements with respect to the conversion price and the legal regime applicable for the exclusion of the pre-emptive rights shall be governed by and construed in accordance with Spanish law.

Risk Factors:	Investors should read the Risk Factors in the preliminary prospectus supplement dated May 6, 2021 and base prospectus dated May 14, 2020.

Trustee and Principal Paying Agent and Calculation Agent:	The Bank of New York Mellon, London Branch.

Selling Restrictions:	Canada, United Kingdom, Hong Kong, Italy, Japan, People’s Republic of China (excluding Hong Kong, Macau and Taiwan), Republic of Korea, Taiwan, Singapore and Switzerland. No sales in Spain. The Dollar Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA and in the United Kingdom.

Joint Bookrunners:	Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Santander Investment Securities Inc.

Conflict of Interest:	Santander Investment Securities Inc., is a subsidiary of Banco Santander. Therefore, Santander Investment Securities Inc. is deemed to have a “conflict of interest” under FINRA Rule 5121 and, accordingly, the offering of the notes will comply with the applicable requirements of FINRA Rule 5121.

Co-Leads:	Banco Bradesco BBI S.A., Banco de Sabadell, S.A., Danske Markets Inc., Intesa Sanpaolo S.p.A., Standard Chartered Bank AG, UNICAJA BANCO, S.A.

CUSIP / ISIN:	05971K AH2 / US05971KAH23

Banco Santander has filed a registration statement (including a base prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the preliminary prospectus supplement, the base prospectus in that registration statement, and other documents Banco Santander has filed with the SEC for more complete information about Banco Santander and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, you may obtain a copy of the base prospectus and the preliminary prospectus supplement from Barclays Capital Inc. by calling toll free 1-888-603-5847, BNP Paribas Securities Corp. by calling toll free 1-800-854-5674, BofA Securities, Inc. by calling toll free 1-800-294-1322, Citigroup Global Markets Inc. by calling toll free 1-800-831-9146, Deutsche Bank Securities Inc. by calling toll free 1-800-503-4611, J.P. Morgan Securities LLC by calling collect 1-212 834-4533, Morgan Stanley & Co. LLC by calling toll free 1-866-718-1649 and Santander Investment Securities Inc. by calling toll free 1-855-403-3636.

Capitalized terms used but not defined in this term sheet have the meanings set forth in the base prospectus as supplemented by the preliminary prospectus supplement.

The distribution of this termsheet and the offering of the securities to which this termsheet relates (the “Dollar Notes”) may be restricted by law in certain jurisdictions and therefore persons into whose possession this termsheet comes should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions could result in a violation of the laws of any such jurisdiction.

PROHIBITION ON MARKETING AND SALES TO RETAIL INVESTORS: The Dollar Notes are complex financial instruments with high risk and are not a suitable or appropriate investment for all investors. Each of the Joint Bookrunners has represented and agreed that the offers of the Dollar Notes in the European Economic Area (“EEA”) and in the United Kingdom (“UK”) shall only be made to eligible counterparties and professional clients, each as defined in Directive 2014/65/EU on markets in financial instruments (as amended, “MiFID II”) or COBS (each as defined below).

Investors in Hong Kong should not purchase the Dollar Notes in the primary or secondary markets unless they are professional investors (as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and its subsidiary legislation, “Professional Investors”) only and understand the risks involved. The Dollar Notes are generally not suitable for retail investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS: The Dollar Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document (KID) required by Regulation (EU) No 1286/2014 on key information documents for packaged and retail and insurance-based investment products (the “PRIIPs Regulation”) for offering or selling the Dollar Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Dollar Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

PROHIBITION OF SALES TO UK RETAIL INVESTORS: The Dollar Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Dollar Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Dollar Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This termsheet is not an offer of securities or investments for sale nor a solicitation of an offer to buy securities or investments in any jurisdiction where such offer or solicitation would be unlawful. No action has been taken that would permit an offering of the Dollar Notes or possession or distribution of this termsheet in any jurisdiction where action for that purpose is required. Persons into whose possession this termsheet comes are required to inform themselves about and to observe any such restrictions.

The joint bookrunners participating in the issue of the Dollar Notes (the “Joint Bookrunners”) are acting exclusively for the issuer of the Dollar Notes and for no-one else in connection with the book-build and allocation process for the issuance of the Dollar Notes. The Joint Bookrunners will not regard any other person (whether or not a recipient of this communication) as a client in relation to the Dollar Notes and will not be responsible to anyone other than the issuer for providing the protections afforded to clients of the Joint Bookrunners, nor for providing services and/or advice in connection with the offering of the Dollar Notes. Please contact your sales representative if you have any further questions. Information on the Joint Bookrunners fee (as the case may be) in connection with the Dollar Notes is available from your usual sales representative upon request.